UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

KAYDON CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Kaydon Corporation (the “Company”) hereby furnishes a press release, issued February 24, 2012 disclosing material non-public information regarding its results of operations for the fourth fiscal quarter and full year ended December 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is also available on the Company’s website, which is www.kaydon.com.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01 Other Events.

On February 22, 2012, the Board of Directors of the Company declared a special cash dividend of $10.50 per share to be paid to shareholders of record as of March 5, 2012 with a payment date of March 26, 2012. The Company will fund the approximately $337 million special dividend through available cash balances and committed bank credit availability. After payment of the special dividend and recapitalization, the Company expects to have available cash and committed credit of approximately $140 million. However, the Company anticipates entering into a new revolving credit and term loan facility to fund the special dividend and provide additional committed credit availability to support its objectives, including future acquisitions.

The Company issued a press release on February 24, 2012, to announce the special dividend. A copy of that release is attached hereto as Exhibit 99.2.

In addition, to prevent dilution of the value of options held by employees and directors of the Company as a result of the special dividend, the Board of Directors approved an adjustment to the exercise price of all outstanding options under the 1999 Long Term Stock Incentive Plan and the 2003 Non-Employee Directors Equity Plan to take into account the amount of the special dividend. The Board also granted employee holders of phantom share awards a dividend equivalent right allowing them to receive the dividend with respect to the Company’s outstanding phantom shares.

Certain of the Company’s named executive officers currently hold stock options and, therefore, to the extent they remain employed by the Company through the payment date, the exercise prices of their stock options will be reduced effective March 26, 2012 by $10.50 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 24, 2012

99.2	Press Release dated February 24, 2012

99.3	Special Dividend and Recapitalization presentation to investors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 24, 2012	KAYDON CORPORATION

	By:	/s/ DEBRA K. CRANE
Debra K. Crane
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 24, 2012

99.2	Press Release dated February 24, 2012

99.3	Special Dividend and Recapitalization presentation to investors